UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 4, 2006

Commission File Number 0-22935
PEGASUS SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	75-2605174
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
Campbell Centre I, 8350 North Central Expressway, Suite 1900, Dallas, Texas 75206

(Address of principal executive office)	(Zip Code)
Registrant’s telephone number, including area code: (214) 234-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On May 3, 2006, Pegasus Solutions, Inc. (the “Company”) issued a press release announcing that, at a special meeting, the stockholders of the Company had voted to adopt the Agreement and Plan of Merger dated as of December 19, 2005 among the Company, Perseus Holding Corp. and 406 Acquisition Corp., providing for the acquisition of the Company by an entity currently controlled by Prides Capital Partners, LLC (the “Merger”).
     On May 4, 2006, the Company issued a press release announcing that the Merger had been completed. Under the terms of the Merger Agreement, each share of Company’s common stock, $0.01 par value per share, was cancelled and automatically converted into the right to receive $9.50 per share in cash, without interest, other than shares held by Perseus Holding Corp. or any direct or indirect subsidiary of Perseus Holding Corp.
     Copies of the press releases issued by the Company on May 3, 2006 and May 4, 2006 are attached hereto as Exhibits 99.1 and 99.2.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
99.1	Press release dated May 3, 2006, announcing adoption of Agreement and Plan of Merger by stockholders.

99.2	Press release dated May 4, 2006, announcing completion of the merger.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

PEGASUS SOLUTIONS, INC.
May 4, 2006	/s/ Susan K. Conner
Susan K. Conner Chief Financial Officer